EXHIBIT 10.1
ABM INDUSTRIES INCORPORATED
RESTRICTED STOCK UNIT AGREEMENT
2006 EQUITY INCENTIVE PLAN
ANNUAL GRANTS
The Board of Directors of ABM Industries Incorporated has approved a grant to you (the “Grantee”) of                      Restricted Stock Units (“RSUs”) pursuant to the ABM Industries Incorporated 2006 Equity Incentive Plan (the “Plan”), as described below.

Grantee Name:
Grantee Address:
Number of RSUs Granted:
Date of Grant:

Vesting Schedule: Provided you continue to provide services as a director of the Company through the applicable vesting date, one-third of the RSUs will vest on the earlier to occur of the first anniversary of the date of this grant and the date of the first annual meeting of the Company’s shareholders occurring after the calendar year of the date of this grant; one-third of the RSUs will vest on the earlier to occur of the second anniversary of the date of this grant and date of the second annual meeting of the Company’s shareholders occurring after the calendar year of the date of this grant; and the remaining RSUs will vest on the earlier to occur of the third anniversary of the date of this grant and date of the third annual meeting of the Company’s shareholders occurring after the calendar year of the date of this grant. The RSUs are subject to earlier termination in certain circumstances, as set forth in the Plan and the Statement of Terms and Conditions attached hereto.
By their signatures below, the Company and the Grantee agree that the RSUs are granted under and governed by this Restricted Stock Unit Agreement and by the provisions of the Plan and the Statement of Terms and Conditions attached hereto. The Plan and the Statement of Terms and Conditions are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon settlement of the RSUs or disposition of the shares, if any, received in connection therewith and that Grantee should consult a tax adviser prior to such settlement or disposition.
Please sign your name in the space provided below on this Restricted Stock Unit Agreement and return an executed copy to Senior Vice President, Human Resources, ABM Industries Incorporated, 420 Taylor St., San Francisco, CA 94102.

ABM INDUSTRIES INCORPORATED	GRANTEE

By:

Date:	Date:

ATTACHMENTS:
2006 Equity Incentive Plan
Statement of Terms and Conditions
Prospectus